Exhibit 10.6

LOAN DOCUMENTS ADDENDUM

BORROWERS

Avalon Holdings Corporation, American Waste Management Services, Inc., American Landfill Management, Inc., American Construction Supply, Inc., Avalon Golf and Country Club, Inc., Avalon Country Club at Sharon, Inc., Avalon Lakes Golf, Inc., TBG, Inc., Avalon Travel, Inc., The Havana Cigar Shop, Inc., American NJ, L.L.C., Avalon Resort And Spa LLC, Avalon Resorts and Clubs, Inc., Avalon Resorts, Inc., Avalon Clubs, Inc., Avalon Mahoning Sports Center, Inc.

LENDER	Home Savings Bank

LOAN NUMBER	261306422

WHEREAS, Lender has agreed to make a line of credit loan in the amount of Five Million Dollars ($5,000,000) to Borrowers (the “Loan”); and

WHEREAS, to evidence and secure the Loan, Borrower have contemporaneously herewith executed and delivered to Lender certain loan documents, including, without limitation, a Business Loan Agreement (Asset Based), a $5,000,000.00 Promissory Note, and a Commercial Security Agreement (collectively, the “Loan Documents”); and

WHEREAS, Borrower, and Lender have mutually agreed to make certain amendments to the Loan Documents contemporaneously with the execution thereof, as set forth herein below.

NOW THEREFORE, for valuable consideration exchanged, the receipt and sufficiency of which is hereby mutually acknowledged by the parties hereto, the undersigned agree as follows:

I      GLOBAL CHANGES.

The following amendments are hereby incorporated into each of the Loan Documents:

1.     The term “Note” shall mean that certain term Promissory Note of Borrower, dated May 31, 2018 in the original principal amount of $5,000,000.00 together with all renewals, extensions, modifications, refinancings, consolidations or substitutions therefor.

2.     It is understood that Borrower and other affiliates of Borrower have previously executed and delivered to Laurel Capital Corporation (“Term Lender”) a promissory note and other loan documents (the ‘Term Loan Documents”) in connection with a $12,000,000 loan by Term Lender to Borrower (the “Term Loan”). The Term Lender has a lien upon certain assets of the Borrower, including the Collateral. Term Lender and Lender have executed an agreement concerning their respective rights with respect to the Collateral which they both have an interest in.

3.     The following shall constitute an event of default (“Default” or “Event of Default”) under the Loan Documents:

Payment Default. Borrower fails to make any payment within five (5) days of when due under the Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in the Note or in any of the Related Documents beyond any applicable cure period.

Default in Favor of Third Parties. Borrower defaults beyond any applicable cure period under any loan, extension of credit, security agreement, purchase or sale agreement, or other similar agreement having a value in excess of $100,000 in favor of any other creditor or person, and such default would materially adversely affect the Borrower’s ability (taken as a whole) to repay the Loan according to its terms or perform the obligations of Borrower thereunder.

Insolvency. The dissolution or termination of the existence of any Borrower as a going concern, the insolvency of any Borrower, the appointment of a receiver for any Borrower or any part of its property, an assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy law by Borrower; unless stayed or dismissed within thirty (30) days after the filing thereof.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, or by any governmental agency against any of the collateral securing the Loan; unless Borrower is disputing in good faith by appropriate legal action the validity or reasonableness of the creditor claim which is the basis of such action.

Adverse Change. Lender, in its sole, good faith discretion, determines a material adverse change has occurred in the financial condition of Borrower, or Lender in its sole good faith discretion believes the prospect of payment or performance under the Note is impaired.

4.      The section “Right to Cure” is amended and restated as follows:

If any default, other than a payment default, is curable, it may be cured if Borrower, after Lender sends written notice to Borrower, demanding cure of such default: (1) cures such default within thirty (30) days, or (2) if the cure requires more than thirty (30) days, immediately commences and thereafter diligently pursues the cure thereof to completion.

5.     Whenever the Loan Documents grant the Lender the right to exercise its discretion, it shall do so reasonably; and in any place where the Lender shall incur costs or expenses which will be the obligation of Borrower to pay (including legal fees), all such costs and expenses shall be reasonable.

II     BUSINESS LOAN AGREEMENT.

In addition to the foregoing amendments, the Subject Loan Document captioned “Business Loan Agreement” is amended as follows:

1.      With respect to the Section captioned “COLLATERAL”, the phrase “such property and assets as Lender may require” in the first sentence is deleted, and the phrase “the Collateral” is inserted in lieu thereof.

2.     With respect to the Section “CONDITIONS PRECEDENT TO EACH ADVANCE”, the paragraph “Representations and Warranties” is hereby amended by adding the phrase “in all material respects, or, if not true and correct, such change to the representations and warranties will not materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents” at the end thereof.

3.      With respect to the section captioned “REPRESENTATIONS AND WARRANTIES,” the Representation entitled “Organization” is modified as to each entity identified therein by adding the phrase “in all material respects” after the word “comply” in the last sentence thereof.      In addition, the representation for Avalon Country Club at Sharon, Inc., and the Havana Cigar Shop, Inc. are modified to reflect that the principal office and the location of all business records is 1 American Way, Warren Ohio 44484.

4.     With respect to the section captioned “REPRESENTATIONS AND WARRANTIES,” the Representation entitled “Financial Information” is hereby deleted, and the following inserted in lieu thereof:

“Each of Borrower’s financial statements supplied to Lender truly and completely discloses, in all material respects, as of the date of such statement (and with respect to interim statements, subject to normal year-end adjustments); and there has been no material adverse change in Borrowers financial condition, taken as a whole, subsequent to the date of such statement. Borrower has no material contingent liabilities except as disclosed in such financial statements.”

5.     With respect to the section captioned “REPRESENTATIONS AND WARRANTIES,” the Representation entitled “Properties” is deleted.

6.     With respect to the section captioned “REPRESENTATIONS AND WARRANTIES,” the Representation entitled “Hazardous Substances” is deleted, and the following inserted in lieu thereof:

Hazardous Substances. Borrower represents and warrants that: (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral; and (2) Borrower has no knowledge of, (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. Borrower authorizes Lender and its agents to enter upon the Collateral while any Event of Default remains uncured to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Lender's expense (except as provided below) and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's actual present knowledge, without inquiry. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise. Any inspections or tests made by the Lender pursuant to this Section shall be at the expense of Borrower if (i) there then exists any uncured Event of Default, or (ii) if Lender has reasonable cause to believe that there exists a violation of the foregoing representations and warranties, and Borrower has failed to undertake such inspections or tests within thirty (30) days of Lender’s demand.

7.     The AFFIRMATIVE COVENANTS captioned “Notices of Claims and Litigation”, “Insurance”, “Insurance Reports” “Compliance with Governmental Requirements”, ”Environmental Compliance and Reports”, “Environmental Studies” and “Operations”, are amended and restated as follows:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all pending litigation, claims, investigations, administrative proceedings or similar actions to which a Borrower is a party and which, if decided adversely to such Borrower, would have a material adverse effect on the financial condition of such Borrower.

Insurance. Each Borrower shall at its own cost and expense obtain or cause to be obtained insurance policies naming the Lender or its designee as additional insured, mortgagee and lender loss payee, as applicable, insuring against such risks, and in such amounts, as are customarily insured against by entities constructing, owning and operating facilities of like size and type, paying as the same become due and payable, all premiums in respect thereof. Each policy shall provide for written notice to the Lender, or its designee, at least thirty (30) days prior to any cancellation, nonrenewal or amendment of such insurance. Each Borrower shall provide the Lender with certificates from the insurers at such times as may be necessary (but in no event less than once each year) to show that insurance is being maintained as required by this Section.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; and (5) the expiration date of the policy.

Operations. With respect to Borrower, conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. If Lender has reasonable cause to believe that there exists a violation of the any Environmental Law, promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be reasonably requested by Lender, at or affecting the Collateral.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans with Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interests in the Collateral are not jeopardized.

Environmental Compliance and Reports. Except where the failure to do so would not have a material adverse effect upon the Borrower (taken as a whole), Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on the Collateral, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with Environmental Laws; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity with respect to the Collateral whether or not there is damage to the environment and/or other natural resources.

8.     The AFFIRMATIVE COVENANT captioned “Other Agreements” is hereby deleted.

9.     The AFFIRMATIVE COVENANTS captioned      “Inspection” is modified to add the following after “at any reasonable time” “upon reasonable prior notice (unless an Event of Default is then existing)”.

10.     The NEGATIVE COVENANTS captioned “Continuity of Operations”, is modified by adding the following to the end thereof: “if doing so would have a material adverse effect upon the ability of Borrower (taken as a whole) to repay the Loan or perform its obligations under the Loan Documents”.

11.     The Section Captioned “CESSATION OF ADVANCES” is deleted, and the following inserted in lieu thereof: “Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds at the time any Event of Default exists”.

12.     The Section captioned EFFECT OF AN EVENT OF DEFAULT shall be applicable only so long as an Event of Default shall continue beyond any applicable grace or cure period. In addition, the phrase “or any other agreement” in the second line shall be deleted.

13.      The Paragraph “Subsidiaries and Affiliates of Borrower” in the Section captioned MISCELLANEOUS is hereby deleted.

III     PROMISSORY NOTE

In addition to the foregoing amendments, the Subject Loan Document captioned “Promissory Note” is amended as follows:

1.     The Section “INTEREST AFTER DEFAULT” is modified by deleting “Upon default, including” at the beginning thereof, and inserting the following in lieu thereof: “While any Event of Default remains uncured, and upon”.

2.     The Section captioned “LENDER’S RIGHTS” is modified by deleting “Upon default” and inserting in lieu thereof: “While any Event of Default is continuing”.

IV      COMMERCIAL SECURITY AGREEMENT

In addition to the foregoing amendments, the Commercial Security Agreement is amended as follows:

1. Subsection (8) of the Paragraph “Notices to Lender” in the Section “GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL” is hereby deleted.

2. The Paragraph “Enforceability of Collateral” in the Section “GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL” is hereby modified by deleting the next to last sentence thereof.

3. The Paragraphs “Transactions Involving the Collateral”, “Title”, “Taxes, Assessments and Liens”, “Compliance with Governmental Requirements”, “Hazardous Substances”, “Maintenance of Casualty Insurance”, “Application of Insurance Proceeds”, Insurance Reserves”, and “Insurance Reports” in the Section “GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL” are hereby deleted, and the following inserted in lieu thereof

Transactions Involving Collateral. Except as otherwise permitted by the Loan Documents, Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender.

Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the Permitted Liens (as defined in the Business Loan Agreement).

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral..

Compliance with Governmental Requirements. Except where the failure to do so would not have a material adverse effect upon the ability of Borrower to pay the Loan or perform its obligations under the Loan Documents, comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans with Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interests in the Collateral are not jeopardized.

Hazardous Substances. Borrower represents and warrants that: (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral; and (2) Borrower has no knowledge of, (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Maintenance of Casualty Insurance. Each Borrower shall at its own cost and expense obtain or cause to be obtained insurance policies naming the Lender or its designee as additional insured, mortgagee and lender loss payee, as applicable, insuring against such risks, and in such amounts, as are customarily insured against by entities of like size and type, paying as the same become due and payable, all premiums in respect thereof. Each policy shall provide for written notice to the Lender, or its designee, at least thirty (30) days prior to any cancellation, nonrenewal or amendment of such insurance. Each Borrower shall provide the Lender with certificates from the insurers at such times as may be necessary (but in no event less than once each year) to show that insurance is being maintained as required by this Section.

Application of Insurance Proceeds. Grantor shall promptly notify lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $50,000., whether or not such casualty or loss is covered by insurance. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held and applied as provided in the paragraph entitled “Application of Proceeds” in the section captioned “PROPERTY DAMAGE INSURANCE” of the Open End Mortgage.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; and (5) the expiration date of the policy.

4.     The Paragraph “Inspection of Collateral” in the Section “GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL” is hereby modified by adding the following after “at all reasonable times”: “upon reasonable prior notice (unless an Event of Default is then existing)”.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 31st day of May, 2018.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

AVALON HOLDINGS CORPORATION By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer	AMERICAN WASTE MANAGEMENT SERVICES, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer
AMERICAN LANDFILL MANAGEMENT, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer	AVALON GOLF AND COUNTRY CLUB, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer
AVALON LAKES GOLF, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer	AVALON COUNTRY CLUB AT SHARON, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer
AVALON RESORT AND SPA, LLC By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer	THE HAVANA CIGAR SHOP, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer
AVALON TRAVEL, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer	AMERICAN CONSTRUCTION SUPPLY, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer

[signatures continue next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 31st day of May, 2018.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

AVALON RESORT AND CLUBS, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer	AVALON RESORTS, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer
AVALON CLUBS, INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer	AVALON MAHONING SPORTS CENTER INC. By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer

Lender:

HOME SAVINGS BANK

By:/s/ Joseph V. Fanto

Its Authorized Officer